Exhibit 10.16

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.4
Section:		Issued:	July 11, 2009
Subject:	INSIDER TRADING	Effective:	July 11, 2009
Issue to:	All Manual Holders	Page:	1 of 11
		Replaces:	FI 2.01.3
Issued by:	Compliance Officer	Dated:	August 30, 2004

1	POLICY

1.01	In General

Directors, officers and other employees of Fennec Pharmaceuticals Inc. (“Fennec”) will often receive information about Fennec plans, prospects, operations and operating results in the normal course of their duties. This information is a confidential asset of Fennec and must not be used for trading in Fennec securities nor disclosed to others except through regular Fennec channels that assure fair access to all persons interested in the prospects of Fennec and its securities. This Policy also imposes specific restrictions on trading Fennec securities by particular people or at particular times.

1.02	Purpose

Securities regulators (the "Regulators") continue to focus attention on the obligations of a corporation and its employees concerning the release of significant corporate information. Because of their concern with the accuracy and completeness of statements made by or on behalf of companies, the Regulators pursue a vigorous program of enforcement against persons who trade in securities on the basis of material non-public information that is not yet generally known to the marketplace. The penalties for violation of the securities laws and regulations are severe. They may apply not only to the person concerned, but also to Fennec and its supervisory personnel. Such trading may also be the target of private lawsuits.

1.03	Persons Subject to this Policy

Unless otherwise indicated, all restrictions and other procedures of this Policy apply to each director, officer and employee of Fennec and also apply with equal force to (i) all family members or other persons living in the same household as such person; (ii) any other person or entity, including a trust, corporation or partnership with respect to which such person has or shares investment control; and (iii) any consultant or other outsider designated by Fennec because he, she or it has access to material non-public information concerning Fennec.

2.	PROHIBITION ON INSIDER TRADING

2.01	General Prohibitions

It is against the law and Fennec policy for any person subject to this Policy who is aware of material non-public (“inside”) information regarding Fennec to purchase or sell any securities of Fennec. This prohibition also applies to trading in the securities of any company with which Fennec has a business relationship when a person is negotiating an agreement or transaction with that company or is aware of inside information regarding that company.

It is also against Fennec policy, and may be illegal, to disclose or "tip" such information to any other person if it is reasonably foreseeable that he or she will trade in the company’s securities.

The concepts of “material” and “non-public” information are explained in Section 2.04 below.

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	2 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

2.02	Securities Covered

This Policy applies to any and all transactions in common shares, options to purchase common shares, and any other security that Fennec may issue, such as preferred shares, convertible debentures, and other derivative securities. It also applies to securities issued by third parties the value of which relate to Fennec securities, such as exchange-traded options.

2.03	Specific Restrictions on Trading Fennec Securities

(a)

Blackout Periods. No person may make any purchase or sale of Fennec securities during a blackout period beginning on the last day of the last month of each fiscal quarter and extending until the second business day after the public release of quarterly earnings.

●	Exercises of Fennec stock options for cash are not subject to the blackout period restrictions and can be effected at any time.

●	However, (i) the use of Fennec shares to pay the price of, or tax withholding on, an option exercise and (ii) any sale of the underlying shares, including a "cashless exercise" in which the shares are sold to generate the exercise price, are subject to the blackout period restrictions.

●	Bona fide gifts and charitable donations of Fennec securities may be made during a blackout period. However, they require special care and attention by the donor. For example, if the donee sells the securities during the blackout period, there may be an allegation that he, she or it did so on the basis of inside information tipped by the Fennec donor.

(b)

Other Trading Freezes. In addition to “blackout periods” relating to earnings announcements, Fennec may from time to time impose a trading freeze on some or all directors and employees due to significant unannounced corporate developments. These trading freezes will vary in length and will be established by the Chief Executive Officer or Compliance Officer and communicated to affected personnel.

The only exception to the prohibition on trading during such a trading freeze would be for transactions pursuant to a Rule 10b5-1 plan established in accordance with Section 4.04.

(c)

Personal Responsibility for Compliance. Each person must ensure that any trade he or she is contemplating will not take place during a blackout period or other trading freeze. Fennec will have no liability to any person who is prevented from trading in Fennec securities by this Policy.

2.04	“Material” and “Non-Public”

(a)	"Material information" generally means:

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	3 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

(1)	information that is likely to affect the market price of Fennec securities or the securities of any other company; and

(2)	information that an investor could consider significant in making a decision to buy, sell or hold Fennec securities or the securities of any other company.

Examples of material information include earnings estimates or revisions to previously published estimates, merger or other significant transaction proposals, significant new products or technological discoveries, a significant license or other agreement, litigation, extraordinary turnover in management, impending financial or liquidity problems, and significant orders to buy or sell securities. Other matters may also be material; no complete list can be given.

It is important to note that, in the event of a dispute about whether information is material, the courts will determine what is material after the fact, with the benefit of hindsight.

(b)

Information remains "non-public" or “inside” until it has been released to the public and investors have had enough time to absorb and evaluate the information. The amount of time required may depend on the type of information. For example, earnings releases will generally have been pre-announced, so the quarterly blackout period ends on the second business day after such a release. However, other announcements may receive less publicity, so a formal or informal trading freeze may not be lifted until, say, the third business day.

A person having knowledge of material information may not attempt to "beat the market" by trading simultaneously with or shortly after the official release of such information.

The fact that information may appear in a trade publication or in an announcement made by a licensee, manufacturing partner, competitor or governmental agency is often not enough. Insider trading is not made permissible because material information is reflected in rumors or other unofficial statements in the press or marketplace. When employees become aware of rumors or other unofficial statements concerning Fennec, the Compliance Officer or a member of the Insider Trading Compliance Committee (see section 5.01) should be notified immediately so that an appropriate response can be determined.

Any question as to whether information is material or non-public must be discussed with the Compliance Officer prior to any trade.

3.	PRECLEARANCE REQUIREMENT FOR CERTAIN PERSONNEL

In order to avoid inadvertent insider trading violations and to promote compliance with legal requirements, directors, executive officers and employees with regular access to material non-public information, as designated by Fennec from time to time, may not purchase or sell any Fennec security without first obtaining written approval for such transaction from the Compliance Officer or, in such officer’s case, from the Chief Financial Officer. Transactions directly with Fennec (including stock option exercises)

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	4 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

are exempt from this requirement. Any such approval is effective only for the day for which it is granted. The Company will notify each individual in writing affected by this requirement.

4.	OTHER TRADING POLICIES AND RESTRICTIONS

4.01	Short-Selling; Exchange-Traded Options

Because of legal restrictions and the possible negative market perception, no person may engage in short-selling of Fennec securities or any trading in exchange-traded options with respect to Fennec securities. Any director or executive officer who wishes to enter into another type of hedging arrangement must consult with the Compliance Officer as legal restrictions and/or public disclosures may be required.

4.02	Mutual Funds

Nothing in this Policy prohibits trading in registered mutual funds.

4.03	Margin Loans and Other Pledges

Margin loans using Fennec securities and other pledges of Fennec securities present the risk that the pledgee will foreclose and sell the securities at a time when Fennec personnel are prohibited from trading, with possibly serious collateral consequences. For this reason, such an arrangement may be risky and should not be undertaken without the prior written approval of the Compliance Officer.

4.04	Rule 10b5-1 Plans

SEC Rule 10b5-1 protects one from insider trading liability under U.S. federal securities law for transactions made at a time the insider has material non-public information so long as the transactions are made under a previously established contract, plan or instruction meeting the requirements of the rule and entered into at a time when the person was not aware of material non-public information.

Because of the complex considerations involved, Fennec personnel must submit 10b5-1 plans for Company review before they are established. At minimum, each 10b5-1 plan should provide for the following:

●	no transactions during an Fennec blackout period unless specifically approved by the Compliance Officer;
●	suspension of sales in connection with underwriting or other "lock-ups" or if necessary under SEC rules;
●	suspension of purchases if required by SEC rules in connection with distributions and purchases by issuers and certain of their affiliates;
●	provision for sales to terminate automatically if a third party publicly announces its intent to acquire a substantial percentage of Fennec’s outstanding stock;
●	suspension of trading at Fennec’s request;
●	mechanisms to assure compliance with applicable SEC reporting requirements; and
●	a suitable time period (such as 90 days) between establishing the plan and the first purchase or sale under the plan, in order to minimize allegations that the insider was in possession of material non-public information at the time he or

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	5 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

she established the plan.

Fennec also reserves the right to publicly announce 10b5-1 plans and purchases and sales made under those plans if it determines it advisable to publicize that information in order to minimize adverse reaction to insider sales activity.

Please note that a 10b5-1 plan provides no legal protection against claims brought under Canadian law.

4.05	Hardship Exceptions

The Compliance Officer may, on a case-by-case basis, in exceptional circumstances but without any obligation to do so, authorize trading in Fennec securities during a blackout period or other trading freeze due to financial hardship or other hardships only after:

(a)	the person trading has notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trades;

(b)	the person trading has certified to the Compliance Officer in writing that he or she is not in possession of material non-public information concerning Fennec; and

(c)	the Compliance Officer has approved the trade(s) in writing.

The Compliance Officer will report all such approvals to the Insider Trading Compliance Committee in writing and in most instances will seek the prior input and approval of the Committee.

5	ADMINISTRATION

5.01

Fennec has designated the Chief Financial Officer as its Insider Trading Compliance Officer (the "Compliance Officer"). The Insider Trading Compliance Committee (the "Committee") consists of the Compliance Officer, the Chief Executive Officer, the President and the Chief Financial Officer of Fennec. The duties of the Compliance Officer include the following:

(1)	Administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures.

(2)	Responding to all inquiries relating to the Policy and its procedures.

(3)	Designating and announcing trading freezes.

(4)

Providing copies of this Policy and other appropriate materials to all current and new directors, officers and employees, and such other persons whom the Compliance Officer determines have access to material non-public information concerning Fennec.

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	6 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

(5)

Administering, monitoring and enforcing compliance with all insider trading laws and regulations and assisting in the preparation and filing of all reports required by the Regulators relating to insider trading in Fennec securities.

(6)	Revising the Policy as necessary to reflect changes in insider trading laws and regulations.

(7)

Maintaining originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all reports required by Regulators relating to insider trading.

The Compliance Officer may designate one or more individuals who may perform the duties of the Compliance Officer or the duties of the other members of the Committee in the event that the Compliance Officer or other Committee members are unable or unavailable to perform such duties.

5.02

A copy of this Policy will be delivered to all directors, officers, employees and designated outsiders at the start of their employment or relationship with Fennec and upon any revision. Upon receiving a copy of this Policy or any revised versions, the recipient must sign an acknowledgement that he or she has read, understands and agrees to comply with the terms of this Policy in the form attached hereto as Appendix I.

6	PROCEDURE

6.01	Civil and Criminal Penalties

The seriousness of insider trading is reflected in the penalties that it carries. Both Fennec itself and directors, officers or employees may be held liable for the activities of other personnel. If the insider trading of individual directors, officers or employees is found to be a wilful violation of the insider trading rules and laws, he or she may be subject to severe penalties, including imprisonment.

6.02	Reporting Violations

Any director, officer or employee who violates the prohibitions against insider trading, or who knows of such violation by any other person, must report the violation immediately to the Compliance Officer. Fennec may be required to report the violation to an appropriate governmental authority.

6.03	Inquiries

If you have any question as to any of the matters discussed in this Policy, do not hesitate to ask for advice and do not act until you have an answer. Requests for advice should be directed to the Compliance Officer.

7	ATTACHMENTS

Appendix A – Insider Trading Policy Acknowledgement Form

Appendix B – Frequently Asked Questions on Insider Trading

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	7 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

Appendix A

ACKNOWLEDGMENT

The undersigned hereby certifies to Fennec Technologies Inc. that he/she has read and understands the Fennec Corporate Policy and Procedure on Insider Trading, a copy of which has been retained by the undersigned, and agrees to comply with the terms of such policy and procedure.

By:
Name (please print):
Date:

Please return a signed copy of this form to Robert Andrade, the Insider Trading Compliance Officer.

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	8 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

Appendix B

Frequently Asked Questions on Insider Trading

Transactions Subject to the Policy

Does the Policy apply only to trades in Fennec common shares?

No. The Policy applies to any security of Fennec. This includes securities issued by third parties, such as traded options (puts or calls) and any other security whose market value is tied to the value of Fennec securities.

Can I exercise employee stock options during the "blackout" period?

The exercise of employee stock options for cash is exempt from the insider trading policy because the exercise price of an option is fixed at the time of grant and does not fluctuate with the market. As a result, you may adopt an "exercise and hold" strategy during the "blackout" period. Note, however, that the sale of the underlying shares is subject to the Policy. Thus, the use of Fennec shares to pay the exercise price of an option and a "cashless exercise" of an option are subject to the Policy.

Can I trade in options or other derivative securities involving Fennec securities?

No. The options we are referring to are "put" and "call" options, whether or not market- traded, and any similar instruments, and not the employee stock options granted to you by Fennec.

Tipping

What is tipping?

Tipping refers to the transmission of material non-public information from an insider to another person. Sometimes this involves a deliberate conspiracy in which the tipper passes on information in exchange for a portion of the "tippee's" illegal trading profits. Even if there is no expectation of profit, however, a tipper can have liability if it is reasonable to predict that the information may be misused. Tipping inside information to another person is like putting your life in that person's hands. The safest choice is: don't.

Materiality

I know all sorts of things about Fennec. How do I know what is "material"?

Information is material if a reasonable investor would consider it important in deciding whether to buy or sell a security. At Fennec we have determined that our quarterly earnings information is generally material, which is why we have instituted a formal "blackout" period policy. Other information — acquisitions, new product announcements, etc. — is evaluated on a case-by-case basis but could include the following:

(1)	significant changes in financial results and/or financial condition and financial projections;

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	9 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

(2)	news of major new contracts, technological breakthroughs, possible loss of business;

(3)	dividends or stock splits, changes in business;

(4)	changes in management or control;

(5)	significant mergers, acquisitions, reorganizations, dispositions of assets or joint ventures;

(6)	changes in research and development funding or policy;

(7)	significant litigation developments;

(8)	significant increases or decreases in the amount of outstanding securities or indebtedness;

(9)	transactions with directors, officers or principal security holders; and

(10)	the granting or payment of a significant amount of options or other compensation to directors or officers.

If you are at all unsure about whether you have material inside information, the safe approach is to discuss it with the Compliance Officer.

The Quarterly "Blackout" Period

Why do we define the "blackout" period the way we do?

Even if one is not personally aware of inside information, it may be difficult to establish that fact after the announcement of a corporate transaction or development. For example: since the release of financial information at the end of a quarter may have an impact on the market price of Fennec's securities, individuals with access to sensitive financial information who trade near the end of a quarter risk allegations that they had insider information at the time.

To provide some protection, we have adopted blackout periods tied to our quarterly earnings cycle. The period will begin the last day of the applicable quarter and continue until the second trading day after the announcement of the immediately preceding quarterly earnings. The two-day waiting period is designed to allow the market to assimilate the earnings announcement before employees are permitted to trade.

Am I always permitted to trade outside of the "blackout" period?

Not necessarily. Sometimes we may impose a trading freeze on all employees due to a material unannounced transaction or other development, such as a significant agreement or an acquisition. Such a freeze may result in one or more quarters in which employees are not permitted to trade at all.

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	10 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

Is there an exception for personal emergencies?

Yes. Hardship trades may be permitted in exceptional circumstances with the prior written approval of the Compliance Officer. However, you will be required to represent in writing to the Compliance Officer that you are not in possession of material non-public information.

I'm planning to buy a house next quarter and will want to sell shares at that time. How should the insider trading policy affect my planning?

The important thing to keep in mind is that you cannot always count on being able to sell shares precisely when you want to. If, for example, you are asked to work on a material unannounced transaction or contract negotiation, you may be subject to a trading freeze that will prevent you from selling.

However, you may be able to enter into a prearranged trading plan under SEC Rule 10b5-1 that could permit such sales. Such a plan must be consistent with Fennec policy, as determined by the Compliance Officer.

Other Considerations

The Policy prohibits certain trading in the securities of Fennec partners, licensees and other companies. Will I be asked to sell shares I hold in these companies?

No. This is a trading restriction, not an ownership restriction. In addition, you are not expected to know every company with which Fennec has a relationship at any given time and no such list will be published. However, if you are privy to negotiations with, or you are aware of any other inside information of, such a company, that is not public knowledge, you should not trade in the securities of the other company until the second trading day after the deal or other information is announced or the negotiations cease.

You will not be required to sell securities of a corporation that you hold at any time simply because Fennec establishes a relationship or otherwise commences negotiations with that company.

I plan to buy some shares and sell them in a few months to pay for a new roof on my house. Is this O.K.?

While each case must be judged independently, some trading activities are inherently speculative and should be avoided. Selling shares to pay for one's expenses generally would not be considered a speculative trading activity. However, "day-trading" and other short- term holding strategies intended to take advantage of short-term share price fluctuations should be avoided. Purchases and sales within short periods of time will be closely scrutinized by the Regulators. If you have specific questions about a particular transaction or trading practice, you should contact the Compliance Officer.

My spouse is employed by a publicly-traded corporation and we own shares in my spouse's employer. Does the Policy prohibit us from trading in shares of my spouse's employer?

The Policy would not prohibit you or your spouse from trading in securities of your spouse's employer, unless Fennec at that time has a relationship with your spouse's employer to which you or your spouse are privy. However, the same penalties apply to any insider trading in those shares, so you should carefully review the insider trading policy of your spouse's employer to be sure that you are complying with both policies in all of your trades.

STATEMENT of POLICY and PROCEDURE
Chapter:	Financial	SPP No.	FI 2.01.3
Section:		Issued:	August 30, 2004
Subject:	INSIDER TRADING	Effective:	August 30, 2004
Issue to:	All Manual Holders	Page:	11 of 11
		Replaces:	FI 2.01
Issued by:	Compliance Officer	Dated:	November 1, 2003

What types of events might warrant a trading freeze?

Generally, trading freezes are necessitated by material unannounced transactions or other developments. These developments could include, but are certainly not limited to, any of the events cited under the definition of materiality above.

Will trading freezes be announced?

Yes. Trading freezes will always be announced to affected personnel when they are deemed necessary by the Compliance Officer.

What will happen if I trade during a trading freeze?

The easy answer is "don't". Trading during a trading freeze puts both you and Fennec at greater risk of investigation and prosecution by the Regulators. Furthermore, Fennec may discipline you, including termination of your employment for "cause", which may result in the forfeiture of all of your stock options, vested and unvested.

Enforcement Practices

I only own a few hundred shares. The Regulators don't go after small fish like me, right?

Wrong. The Regulators have prosecuted numerous cases involving relatively small amounts of money.

If I pass information to others but don't trade myself, no one will be able to figure it out, right?

Wrong again. The Regulators have sophisticated and ingenious methods for identifying unusual trading patterns and tracing them to their source. They have the ability to subpoena telephone records, bank and brokerage statements, personal files, electronic mail files and anything else that may help them to make a case. Whether it is your second cousin in New Brunswick or your college roommate's stepfather, the Regulators have the resources to establish the connection to you.

Further Information

Who should I contact if I have questions regarding our insider trading policy?

Please call the Compliance Officer. The telephone number of James A. Klein, Jr., the current Compliance Officer, is (919) 536-3100.

Where do I go for the most current version of the insider trading policy?

Check Fennec's shared drive or contact the Compliance Officer.